Quick Facts

32 banking centers in the Indianapolis
market

$2.2 billion in assets

$1.7 billion in loans

$1.6 billion in deposits

28% non-interest income to operating revenue

6.98% tangible capital/tangible assets

At December 31, 2006

Indianapolis

One of the most vibrant markets in the Mid-West

Indianapolis Quick Facts

12th largest city in the U.S.

29th largest metropolitan area in the U.S.

2nd largest state capital in the U.S.

More than 65% of the U. S population lives
within a 700 mile radius

Most centrally located city of the top 100
markets in the U.S. and is served by more
segments of interstate highway (7)

Indianapolis – Prime Market

An ACCRA cost of living index of 92.4

4.8% (December 2006) unemployment rates

Average pay per person ($36,970) for the
MSA ranks higher than national average

Consistently ranks as one of the cleanest and
safest cities in the nation

#10 on Forbes Top 100 Best Places for
Business (2006)

Indianapolis – Growth Potential

54,865

4.42

2,102,040

Cincinnati-Middletown, OH-KY-IN

50,842

5.40

1,238,582

Louisville, KY-IN

62,722

6.35

9,710,926

Chicago-Naperville-Joliet, IL-IN-WI

57,653

9.07

1,684,255

Indianapolis, IN

51,546

6.66

303,582,361

National

51,292

.49

2,150,421

Cleveland-Elyria-Mentor, OH

57,468

2.33

1,538,968

Milwaukee-Waukesha-West Allis, WI

61,362

2.03

4,570,471

Detroit-Warren-Livonia, MI

54,086

3.59

2,817,677

St. Louis, MO-IL

56,942

5.45

1,968,318

Kansas City, MO-KS

68,215

8.48

3,269,743

Minneapolis-St. Paul-Bloomington, MN-WI

54,622

9.26

1,790,916

Columbus, OH

Median Household
Income ($)

Population
Growth 2006-
2011 (%)

Population

Top 10 MSAs in the Midwest

Source: SNL Financial

1915
1925
1935
1945
1955
1965
1975
1985
1995
2005
2010

Evolution of FINB

1915
founded

as
Ashland
Savings
and Loan

1983 First
Indiana
Federal
Savings
Bank

2001
National
bank
charter

2004 New CEO

2004 Out-of-State
Office Sale

2004 Sale of SOMR

2004 Cost Reduction

2004 Self Tender

1934 becomes
First Federal
Savings and
Loan
Association

2005 Loan
Servicing Sale

2005 Sale of
FirstTrust

2006 New Core
Processor

Long-Term Mission Statement

Increase shareholder value as a high
performance, independent, financial
services company servicing select
communities with quality financial
products and services.

2007 Priorities

Talent Management

Recruitment of top talent

Retention

Deposit Acquisition

Expansion of “underbanked” product set

Branch expansion

Enhance electronic delivery channels

Revenue Growth

Growth Strategies

Seizing market opportunity with high-
touch community bank model

Strong relationship orientation

Local businesses have access to top executives

28 experienced, in-market relationship managers

32 offices – 2 new in 2006, 2 new in 2007

Local decision-making

Valued in Indianapolis market

Largest local bank in Indianapolis

Strong, incentivized sales culture

Disciplined and frequent sales programs

P & L responsibility

Goals

Earnings growth goal of 10+%

Commercial loan growth 10+%

Deposit growth equal to or greater than
loans

Focused cost containment culture

Maintain Mergent Dividend Achiever

2000
32%
42%
26%
Commercial Residential Consumer

2006
29%
55%
16%
Commercial Residential Consumer

Loans

Redesigned balance sheet to

Balance risk

Credit

Option

Improve risk adjusted yield

–

–

2000
17%
27%
56%
Demand
Savings
CDs

2006
26%
39%
35%
Demand
Savings
CDs

Deposits

Redesigned deposit funding

Lower costs

Increase client relationships

(Dollars in Thousands)

$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0

	2000	2001	2002	2003	2004	2005	2006
Demand	$227,692	$251,049	$316,970	$420,048	$426,991	$435,410	$403,750
Savings	$363,643	$413,387	$418,224	$423,401	$472,006	$477,500	$599,961
Retail CDs	437,277	462,738	415368	420546	367863	355851	427104

Demand **Savings** **Retail CDs**

Core Deposits

Savings CAGR =
9%

Lower cost, stable
funding source

Fresh Start – Fee
plus balances

Checking CAGR =
10%

(Dollars in Thousands)

$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0

	2000	2001	2002	2003	2004	2005	2006	Q1 2007
Reserves for loan losses	$33,578	$37,135	$44,469	$53,197	$53,172	$39,168	$30,463	29,373
Non-performing Assets	$35,141	$46,803	$51,756	$38,882	$21,445	$4,635	$13,101	4,980

Reserves for loan losses — Non-performing Assets

Credit Quality

.26%

0.44%

0.27%

Charge-off Rate

0.77%

1.80%

2006

.30%

1.82%

NPL to Loans

1.75%

1.88%

Allowance to loans

Q1
2007

2000

Well-reserved

Strong credit quality

7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Fed Funds Rate
Net Interest Margin

Net Interest Margin

(Dollars in Thousands)

$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
40%
35%
30%
25%
20%
15%
10%
5%
0%
Deposit Charges
Loan Fees
Consumer
Other
% of Revenue

	2000	2001	2002	2003	2004	2005	2006
Other	$6,160	$7,598	$7,236	$4,308	$5,028	$3,014	$3,156
Consumer	$5,050	$9,240	$8,431	$10,822	$11,535	$10,188	$6,504
Loan Fees	$3,367	$3,136	$2,123	$2,610	$3,039	$1,818	$1,718
Deposit Charges	$7,282	$11,544	$14,963	$16,895	$17,246	$16,760	$16,506
% of Revenue	22.00%	30.00%	31%	31%	35%	31%	28%

Non-Interest Income

*

*Excludes sale of loan servicing and securities

(Dollars in Thousands)

$25,000
$20,000
$15,000
$10,000
$5,000
$0

	Q1'04	Q2'04	Q3'04	Q4'04	Q1'05	Q2'05	Q3'05	Q4'05	Q1'06	Q2'06	Q3'06	Q4'06	Q1 '07
Column 2									$930	216	423	159	
Non-Interest Expense	$17,254	$17,060	$19,820	$15,089	$15,445	$16,321	$16,034	$15,261	$15,242	15257	15251	15186	15309

Non-Interest Expense

$60,000
$55,000
$50,000
$45,000
$40,000
$35,000
$30,000
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
Q107

	1Q05	2Q05	3Q05	4Q05	1Q06	2Q06	3Q06	4Q06	Q107
Net Income	38440	44250	47850	49820	50070	51660	43000	46000	47,000

Net Income Per FTE

Capitalization

Peers*

12/31/06

FINB

12/31/06

8.41%

6.98%

8.42%

8.08%

Tangible Capital +
Reserves/Tangible Assets

7.23%

Tangible Equity/Tangible Assets

9.26%

Equity/Assets

Strong capital position

*$1-$10 billion US banks

Source: SNL

Experienced Management
Team

1

26

Executive Vice President and Chief
Lending Officer

Tim S. Massey

2

21

Senior Vice President, Treasury
Management/Private Banking

Stacy Flanigan

13

24

35

24

32

Years in the
Industry

Years at
FINB

Title

Name

3

Senior Vice President, Retail Banking

Kenneth D. Hall

3

Executive Vice President, Retail
Banking, General Counsel and Secretary

Reagan K. Rick

4

Executive Vice President, Corporate
Banking, and Chief Credit Officer

David L. Maraman

7

Executive Vice President, Financial
Management/Finance, and CFO

William J. Brunner

3

President and CEO

Robert H. Warrington

First Indiana Corporation

Strong market opportunity

Indianapolis

Prime location

Opportunity for growth

Focused strategy

Risk management

Strategic vision

Diversified balance sheet mix

Strong credit metrics

Robust capital position

Experienced management team

                                Forward-Looking Statement

This presentation and oral statements relating to it contain forward-
looking statements concerning First Indiana’s future operations and financial results.  Such statements reflect the view of management as of the date of this presentation and are subject to important factors that could cause First Indiana’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include those identified in First Indiana’s Annual Report on form 10-K and other factors as may be described in First Indiana’s periodic filings.  This presentation has been made for the benefit of sharing First Indiana’s current versus historic results and should not be used to predict future performance.

Experienced Management Team

Robert H. Warrington

President and chief executive officer of First Indiana Corporation and First Indiana
Bank; vice-chairman and director of Old Kent Financial Corporation (1998-2001);
various management positions at Old Kent (1988-2001), including chief financial officer and chairman, president, and chief executive officer of Old Kent Mortgage
Company.

Chief financial officer and executive vice
president of the Corporation and the Bank;
various positions at Bank One Corporation
(1992-1999) including CFO Treasury
Management, CFO Bank One Cincinnati
N.A., Manager of Financial Planning and
Analysis Banc One Ohio Corporation; Star
Banc Corporation (1989-1992); Wachovia
Corporation (1986-1989); Bank South
Corporation (1983-1986).

William J. Brunner

Executive vice president and chief credit
officer of the Bank; chairman and chief
executive officer of CIB Bank in Indiana
(1998-2003); vice president sales, Carmel
Financial Corporation (1997-1998);
president and chief executive officer
Union Fidelity Bank (1995-1997);
various positions at National City Bank
(1987-1994); OCC examiner (197
2-1987).

David L. Maraman

Experienced Management Team

Executive vice president, retail banking,
general counsel; solo legal practice
concentrating on financial transactions
representing financial institutions and growth
companies (1999-2004); associate at Ice
Miller in business transaction group (1997 -
1999); commercial lender at various Central
Indiana banks (1983-1997).

Reagan K. Rick

Senior vice president of retail banking;
Various management positions at Fifth Third
Bank, including central Indiana regional
sales manager and private banking team
leader (1994-2004).

Kenneth D. Hall

Senior vice president, treasury management,
and private banking;  manager of global
treasury management sales for Bank
One/Chase (1996-2005); various management
positions for National City Bank /Merchant
National Bank (1986-1996).

Stacy Flanigan

Executive vice president and chief lending
officer; a long-time Indianapolis area bank
executive; Indianapolis area executive for
Irwin Union Bank (1998-2006); National
City Bank in various commercial banking
and affiliate banking leadership positions
(1982-1998); Texas Commerce Bank (1980-
1982).

Tim Massey

Top 10 In Indianapolis

2.12%

$525,217

IN

Lincoln Bancorp

3.70%

$915,267

OH

Key Corp

$489,653

$772,092

$889,890

$1,509,175

$2,380,198

$2,623,571

$4,607,757

$5,764,914

2006 Total
Deposits in
Market

(in thousands)

Charter One

National Bank of Indianapolis Corp

Regions Financial Corp.

First Indiana Corporation

Fifth Third Bancorp

Huntington Bancshares, Inc*

National City Corp

JP Morgan Chase & Co

Institution

1.98%

RI

3.12%

IN

3.60%

AL

6.11%

IN

9.63%

OH

10.61%

OH

18.64%

OH

23.32%

NY

2006
Total
Market
Share

Headquarters

Source:  SNL Financial

* Pending acquisition of Sky Financial Group, Inc.

Indianapolis – Accolades

#5 among the Least Expensive Large US Cities for
Doing Business – KPMG Competitive Alternative
(2004)

One of five “up and coming cities” with a population
over 1 million – Money magazine (June 2004).

#1 in competitiveness for business environment –
Site Selection magazine (May 2004)

One of the top 10 places to live in America – –
Monster.com magazine (2004).

The most affordable city with over 1 million people
– The National Association of Home builders
(2004).

2006
29%
55%
16%
Commercial
Residential
Consumer
Real Estate
34%
Business
66%

Commercial Loan Mix

2006
55%
16%
29%
Commercial
Residential
Consumer
Fixed 29%
ARM 71%

Residential Loan Mix

2006
16%
29%
55%
Other 3%
HELOC 35%
Home Equity
Fixed 62%
Commercial
Residential
Consumer

Consumer Loan Mix